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Exhibit 5.1

July 19, 2019

Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas 77002

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Tellurian Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of 45,999,999 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") by the selling stockholder, TOTAL Delaware, Inc. ("TOTAL"). The shares of Common Stock registered by the Registration Statement (the "Shares") were issued by the Company to TOTAL on February 10, 2017.

        In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in, the Registration Statement, and originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, corporate records, and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies, and the genuineness of all signatures.

        Based upon the foregoing, we are of the opinion that the Shares have been legally issued, fully paid, and are nonassessable.

        This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is limited to the federal law of the United States of America and to the laws of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Davis Graham & Stubbs LLP DAVIS GRAHAM & STUBBS LLP

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  Exhibit 5.1